SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

Alere Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On August 1, 2013, Alere Inc. filed a Current Report on Form 8-K disclosing the following information:

Item 8.01	Other Events.

Effective August 1, 2013, Jefferies LLC has agreed to assist us to solicit proxies from a select group of stockholders for our annual meeting of stockholders to be held on August 7, 2013. We do not have an agreement to compensate Jefferies for these solicitation efforts, but we have agreed to indemnify Jefferies for liabilities it may incur in performing these services. Jefferies expects that approximately 40 of its personnel will assist in the solicitation.

From time to time, Jefferies has provided financial advisory, underwriting and other investment banking services to us, including services in connection with the upcoming annual meeting.